Exhibit 99.1

Fortune Brands Delivers Solid Sales and Strong Margin Results Amid Dynamic Macro Environment; Increases Full-Year 2023 Guidance

Highlights:

  Q2 2023 sales were $1.2 billion, a decrease of 7 percent versus Q2 2022
  Q2 2023 earnings per share (EPS) were $0.80, a decrease of 27 percent versus a year ago; EPS before charges / gains were $1.07, a decrease of 4 percent versus Q2 2022
  Full-year 2023 guidance adjusted upward reflecting the impact of the recent acquisition, operational outperformance and stronger than expected market conditions
  Recent acquisition will increase Fortune Brands’ scale in connected products, drive innovation and expand offerings in the luxury home products market
  Company generated strong operating and free cash flow in the quarter

DEERFIELD, Ill.--(BUSINESS WIRE)--July 27, 2023--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and commercial building products company, today announced second quarter 2023 results and increased its full-year 2023 sales, EPS before charges / gains and free cash flow guidance.

“Our Company continued to leverage its core strengths in brand, innovation and channel excellence and delivered very strong margin results in the quarter amid a dynamic macro environment,” said Fortune Brands Chief Executive Officer Nicholas Fink. “We also took concrete steps to position the Company for future growth, including completing a highly attractive acquisition of leading, innovative brands which will accelerate our larger growth strategy, particularly in the differentiated connected home and luxury markets.”

Fink continued, “Looking forward, we are well prepared to respond to any short-term macro challenges, while further positioning ourselves as a forward-thinking leader in a market supported by long-term growth drivers and secular tailwinds.”

Second Quarter 2023 Results ($ in millions, except per share amounts) Unaudited

	NET SALES	OPERATING INCOME	OPERATING MARGIN	EPS
Q2 2023 Reported	$1,164	$152.6	13.1%	$0.80
Change versus prior year	(7%)	(30%)	(440 bps)	(27%)

Q2 2023 Before charges / gains	$1,164	$197.8	17.0%	$1.07
Change versus prior year	(7%)	(11%)	(60 bps)	(4%)

For each segment in the second quarter of 2023, compared to the prior-year quarter:

  Water Innovations sales decreased 5 percent, primarily due to lower sales volumes, partially offset by price. Excluding the impact of the Aqualisa acquisition and FX, sales decreased 6 percent. Operating margin was 23.0 percent. Operating margin before charges / gains was 23.2 percent.
  Outdoors sales decreased 14 percent, driven by lower sales volumes, partially offset by price. Operating margin was 16.3 percent, a 90 bps increase over Q2 2022. Operating margin before charges / gains was 16.4 percent, an 80 bps increase over Q2 2022.
  Security sales increased 2 percent, driven by increased distribution, price and continued growth in the commercial safety business. Operating margin was -0.2 percent. Operating margin before charges / gains was 15.6 percent.

Emtek, Schaub, Yale and August Acquisition

On June 20, 2023, the Company completed its acquisition of the Emtek and Schaub premium and luxury door and cabinet hardware business, and the U.S. and Canadian Yale and August residential smart locks business from ASSA ABLOY (collectively, the “Acquisition”). The purchase price was $800 million, or approximately $700 million net of tax benefits, on a cash-free, debt-free basis, subject to customary adjustments. The net purchase price of $700 million equates to approximately 7.8x 2022 adjusted EBITDA before synergies. Results from the Acquisition were immaterial to Fortune Brands’ 2023 Q2 results.

For the second half of 2023, the Acquisition is expected to generate net sales of $190 million to $210 million and earnings per share of $0.04 to $0.06, inclusive of approximately $0.08 unfavorable EPS impact from purchase price amortization, or $0.12 to $0.14 excluding purchase price amortization.

By the end of 2026, the Acquisition is expected to generate net sales of $500 million to $550 million, earnings per share of $0.45 to $0.55, $65 million to $85 million of run-rate sales synergies and $10 million to $20 million of run-rate cost synergies. For more information on the Acquisition, please visit ir.fbin.com/quarterly-results.

Balance Sheet and Cash Flow

At the end of the quarter, net debt was $2.6 billion and net debt to EBITDA before charges / gains was 2.9x. The Company had $682 million in cash and full availability under its $1.25 billion revolving credit facility. Cash flow from operations was $428 million while free cash flow was $358 million for the quarter, reflecting the favorable impact of the Company’s working capital and inventory reduction efforts.

Annual Outlook

The Company is increasing full-year EPS before charges / gains guidance to a range of $3.75 to $3.90, reflecting the impact of the Acquisition and improved market conditions. The mid-point of this guidance represents a $0.13 increase over the mid-point of the Company’s initial 2023 guidance provided during its fourth quarter 2022 earnings call. In addition, the Company upwardly revised its market outlook, full-year sales and free cash flow guidance, reflecting the impact of the Acquisition as well as the Company’s outperformance and a stronger than anticipated single family new construction market.

“We took decisive actions in the first half of 2023, while still maintaining investments in our key strategic priorities, and delivered impressive results amid a volatile operating environment,” said Fortune Brands Chief Financial Officer David Barry. “Our updated guidance reflects our confidence in the Company’s strong financial position as we continue to position Fortune Brands for future shareholder value creation opportunities by prioritizing above-market sales growth, margin preservation and enhancement and cash generation.”

The Company now expects:

	Prior Guidance	Updated
MARKET
Global market	-6.5% to -8.5%	-5.5% to -7.5%
U.S. market	-6.5% to -8.5%	-5.5% to -7.5%
U.S. R&R	-4% to -6%	-4% to -6%
U.S. SFNC	-18% to -22%	-12% to -14%
China market	-15% to -20%	-15% to -20%
FINANCIAL METRICS
Net sales	-5% to -7%	0% to -2%
Net sales [organic]	-5% to -7%	-4% to -6%
Operating margin	16% to 17%	16% to 16.5%
EPS before charges / gains	$3.65 to $3.85	$3.75 to $3.90
Cash flow from operations	-	~$855 million
Free cash flow	~$475 million	~$575 million
Cash conversion	~100%	~120%

For more information on the Company's guidance, please visit ir.fbin.com/quarterly-results.

For certain forward-looking non-GAAP measures (as used in this press release, EPS before charges / gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from EPS before charges / gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Emtek, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe, Yale and August. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our general business strategies, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions, the expected impact of acquisitions, dispositions and other strategic transactions including the expected benefits and costs of the separation (the “Separation”) of MasterBrand, Inc. (“MasterBrand”) and the tax-free nature of the Separation, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (vii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (viii) delays or outages in our information technology systems or computer networks, (ix) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (x) risks associated with the disruption of operations, (xi) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xii) risks associated with entering into potential strategic acquisitions and joint ventures and related integration activities, (xiii) impairments in the carrying value of goodwill or other acquired intangible assets, (xiv) risk of increases in our defined benefit-related costs and funding requirements, (xv) the uncertainties relating to the impact of COVID-19 on the Company’s business, financial performance and operating results, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) changes in government and industry regulatory standards, (xx) future tax law changes or the interpretation of existing tax laws, (xxi) our ability to secure and protect our intellectual property rights, (xxii) potential liabilities and costs from claims and litigation, (xxiii) our ability to achieve the expected benefits of the Separation of MasterBrand, (xxiv) the risk that we may be required to indemnify MasterBrand in connection with the Separation or that MasterBrand’s indemnities to us may not be sufficient to hold us harmless for the full amount of liabilities for which MasterBrand has been allocated responsibility, (xxv) the potential that the Separation fails to qualify as tax-free for U.S. federal income tax purposes and (xxvi) unanticipated difficulties or expenditures relating to the transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the transaction within the expected time period (if at all). These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share from continuing operations before charges / gains, operating income before charges / gains, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of FX and acquisitions, and free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Twenty-Six Weeks Ended	Six Months Ended
Net sales (GAAP)	July 1, 2023	June 30, 2022	$ Change	% Change	July 1, 2023	June 30, 2022	$ Change	% Change
Water	$617.1	$650.0	$(32.9)	(5)	$1,211.3	$1,293.6	$(82.3)	(6)
Outdoors	375.6	437.2	(61.6)	(14)	665.5	780.8	(115.3)	(15)
Security	171.0	168.2	2.8	2	326.9	321.2	5.7	2
Total net sales	$1,163.7	$1,255.4	$(91.7)	(7)	$2,203.7	$2,395.6	$(191.9)	(8)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022	$ Change	% Change	July 1, 2023	June 30, 2022	$ Change	% Change
WATER
Operating income (GAAP)	$142.1	$160.7	$(18.6)	(12)	$270.5	$310.0	$(39.5)	(13)
Restructuring charges	1.1	0.9	0.2	22	1.3	0.9	0.4	44
Other charges/(gains)
Cost of products sold	-	-	-	-	0.1	-	0.1	100
Selling, general and administrative expenses	-	-	-	-	-	0.8	(0.8)	(100)
Operating income before charges/gains (a)	$143.2	$161.6	$(18.4)	(11)	$271.9	$311.7	$(39.8)	(13)

OUTDOORS
Operating income (GAAP)	$61.2	$67.4	$(6.2)	(9)	$74.2	$107.2	$(33.0)	(31)
Restructuring charges	1.5	0.1	1.4	1,400	3.0	0.7	2.3	329
Other charges/(gains)							$-	-
Cost of products sold	(1.7)	-	(1.7)	(100)	(1.7)	(5.4)	3.7	(69)
Selling, general and administrative expenses	-	-	-	-	-	(0.2)	0.2	(100)
Solar compensation (e)	0.6	0.6	-	-	1.3	1.0	0.3	30
Operating income before charges/gains (a)	61.6	68.1	$(6.5)	(10)	76.8	103.3	$(26.5)	(26)

SECURITY
Operating income (GAAP)	$(0.4)	$25.1	$(25.5)	(102)	$20.8	$45.5	$(24.7)	(54)
Restructuring charges	19.6	-	19.6	NM	20.2	-	20.2	100
Other charges/(gains)
Cost of products sold	7.4	-	7.4	100	7.5	-	7.5	100
Operating income before charges/gains (a)	$26.6	$25.1	$1.5	6	$48.5	$45.5	$3.0	7

CORPORATE
Corporate expense (GAAP)	$(50.3)	$(33.7)	$(16.6)	49	$(81.1)	$(63.4)	$(17.7)	28
Restructuring charges	-	-	-	-	0.7	-	0.7	100
Other charges/(gains)							-	-
Selling, general and administrative expenses	0.3	0.2	0.1	50	0.3	0.2	0.1	50
ASSA transaction expenses (d)	16.4	-	16.4	NM	17.4	-	17.4	100
General and administrative expenses before charges/gains (a)	$(33.6)	$(33.5)	$(0.1)	-	$(62.7)	$(63.2)	$0.5	(1)

TOTAL COMPANY
Operating income (GAAP)	$152.6	$219.5	$(66.9)	(30)	$284.4	$399.3	$(114.9)	(29)
Restructuring charges	22.2	1.0	21.2	2,120	25.2	1.6	23.6	1,475
Other charges/(gains)
Cost of products sold	5.7	-	5.7	100	5.9	(5.4)	11.3	(209)
Selling, general and administrative expenses	0.3	0.2	0.1	50	0.3	0.8	(0.5)	(62)
ASSA transaction expenses (d)	16.4	-	16.4	100	17.4	-	17.4	100
Solar compensation (e)	0.6	0.6	-	-	1.3	1.0	0.3	30
Operating income before charges/gains (a)	$197.8	$221.3	$(23.5)	(11)	$334.5	$397.3	$(62.8)	(16)

NM - Not Meaningful

The Yale/August and Emtek/Schaub acquisition net sales, operating income and cash flows from the date of acquisition to July 1, 2023 were not material to the Company.

(a) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	July 1,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$681.7	$642.5
Accounts receivable, net	621.2	521.8
Inventories	954.5	1,021.3
Other current assets	186.2	274.8
Total current assets	2,443.6	2,460.4

Property, plant and equipment, net	859.5	783.7
Goodwill	1,917.8	1,640.7
Other intangible assets, net of accumulated amortization	1,421.5	1,000.8
Other assets	230.8	235.3
Total assets	$6,873.2	$6,120.9

Liabilities and equity
Current liabilities
Short-term debt	$599.8	$599.2
Accounts payable	489.5	421.6
Other current liabilities	551.4	523.9
Total current liabilities	1,640.7	1,544.7

Long-term debt	2,668.5	2,074.3
Deferred income taxes	138.2	136.9
Other non-current liabilities	248.7	278.1
Total liabilities	4,696.1	4,034.0

Stockholders' equity	2,177.1	2,086.9
Total equity	2,177.1	2,086.9
Total liabilities and equity	$6,873.2	$6,120.9

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022
Operating activities
Net income	$186.7	$372.9
Depreciation and amortization	66.1	93.8
Non-cash lease expense	15.8	22.2
Deferred taxes	(1.0)	(0.5)
Other non-cash items	16.7	23.3
Changes in assets and liabilities, net	219.3	(469.8)
Net cash provided by operating activities	$503.6	$41.9

Investing activities
Capital expenditures	$(112.2)	$(115.6)
Proceeds from the disposition of assets	2.7	8.0
Cost of acquisitions, net of cash acquired	(781.8)	(61.6)
Net cash used in investing activities	$(891.3)	$(169.2)

Financing activities
Increase in debt, net	$595.1	$650.4
Proceeds from the exercise of stock options	5.0	0.4
Treasury stock purchases	(100.0)	(505.0)
Dividends to stockholders	(58.6)	(73.6)
Other items, net	(13.7)	(45.1)
Net cash provided by financing activities	$427.8	$27.1

Effect of foreign exchange rate changes on cash	$(2.1)	$(11.3)

Net increase (decrease) in cash and cash equivalents	$38.0	$(111.5)
Cash, cash equivalents and restricted cash* at beginning of period	648.3	476.1
Cash, cash equivalents and restricted cash* at end of period	$686.3	$364.6

FREE CASH FLOW	Twenty-Six Weeks Ended	Six Months Ended	2023 Full Year
	July 1, 2023	June 30, 2022	Estimate

Cash flow from operations (GAAP)	$503.6	$41.9	$830.0 - 880.0
Less:
Capital expenditures	112.2	115.6	250.0 - 300.0
Free cash flow**	$391.4	$(73.7)	$575.0

*Restricted cash of $2.3 million and $2.3 million is included in Other current assets and Other assets, respectively, as of July 1, 2023. Restricted cash of $1.2 million and $2.8 million is included in Other current assets and Other assets, respectively, as of June 30, 2022. Note that our net decrease in cash and cash equivalents for the six months ended June 30, 2022 represents the combined cash flows of both our continuing and discontinued operations.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

The Yale/August and Emtek/Schaub acquisition net sales, operating income and cash flows from the date of acquisition to July 1, 2023 were not material to the Company.

FORTUNE BRANDS INNOVATIONS, INC.
CASH FLOW FROM OPERATIONS (GAAP) TO FREE CASH FLOW
(In millions)
(Unaudited)

Thirteen Weeks Ended
July 1, 2023

Cash flow from operations (GAAP)	$427.5
Less:
Capital expenditures	69.6
Free cash flow**	$357.9

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

The Yale/August and Emtek/Schaub acquisition net sales, operating income and cash flows from the date of acquisition to July 1, 2023 were not material to the Company.

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022	% Change	July 1, 2023	June 30, 2022	% Change

Net sales	$1,163.7	$1,255.4	(7)	$2,203.7	$2,395.6	(8)

Cost of products sold	695.6	742.0	(6)	1,327.2	1,413.8	(6)

Selling, general
and administrative expenses	280.7	281.3	-	541.7	557.7	(3)

Amortization of intangible assets	12.6	11.6	9	25.2	23.2	9

Restructuring charges	22.2	1.0	100	25.2	1.6	100

Operating income	152.6	219.5	(30)	284.4	399.3	(29)

Interest expense	27.7	30.5	(9)	54.6	52.3	4

Other (income)/expense, net	(5.2)	(0.2)	100	(11.6)	(2.4)	383

Income from continuing operations before income taxes	130.1	189.2	(31)	241.4	349.4	(31)

Income tax	28.0	44.9	(38)	53.7	78.9	(32)

Income from continuing operations, net of tax	$102.1	$144.3	(29)	$187.7	$270.5	(31)

(Loss) income from discontinued operations, net of tax	-	47.7	(100)	(1.0)	102.4	(101)

Net income	$102.1	$192.0	(47)	$186.7	$372.9	(50)

Net income attributable to Fortune Brands	$102.1	$192.0	(47)	$186.7	$372.9	(50)

Diluted earnings per common share
Continuing operations	$0.80	$1.10	(27)	$1.47	$2.03	(28)
Discontinued operations	$-	$0.36	(100)	$(0.01)	$0.77	(101)
Diluted EPS attributable to Fortune Brands	$0.80	$1.46	(45)	$1.46	$2.80	(48)

Diluted average number of shares outstanding	127.5	131.2	(3)	128.0	133.0	(4)

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended	Three Months Ended		Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022	% Change	July 1, 2023	June 30, 2022	% Change

Income from continuing operations, net of tax	$102.1	$144.3	(29)	$187.7	$270.5	(31)

Depreciation *	$19.5	$20.1	(3)	$38.7	$40.1	(3)
Amortization of intangible assets	12.6	11.6	9	25.2	23.2	9
Restructuring charges	22.2	1.0	100	25.2	1.6	100
Other charges/(gains)	6.0	0.2	100	6.2	(4.6)	(235)
ASSA transaction expenses (d)	16.4	-	NM	17.4	-	NM
Solar compensation (e)	0.6	0.6	-	1.3	1.0	30
Interest expense	27.7	30.5	(9)	54.6	52.3	4
Income taxes	28.0	44.9	(38)	53.7	78.9	(32)

EBITDA before charges/gains (c)	$235.1	$253.2	(7)	$410.0	$463.0	(11)

* Depreciation excludes accelerated depreciation expense of $2.1 million for the thirteen weeks ended July 1, 2023, and $2.2 million for the twenty-six weeks ended July 1, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of July 1, 2023
Short-term debt **			$599.8
Long-term debt **			2,668.5
Total debt			3,268.3
Less:
Cash and cash equivalents **			681.7
Net debt (1)			$2,586.6
For the twelve months ended July 1, 2023
EBITDA before charges/gains (2) (c)			$898.5

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.9

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of July 1, 2023.

	Six Months ended	Twenty-Six Weeks Ended	Twelve Months Ended

	December 31, 2022	July 1, 2023	July 1, 2023

Income from continuing operations, net of tax	$269.5	$187.7	$457.2

Depreciation***	$42.7	$38.7	$81.4
Amortization of intangible assets	25.1	25.2	50.3
Restructuring charges	30.8	25.2	56.0
Other charges/(gains)	2.2	6.2	8.4
ASSA transaction expenses (d)	3.4	17.4	20.8
Solar compensation (e)	1.1	1.3	2.4
Interest expense	66.8	54.6	121.4
Defined benefit plan actuarial gains	(1.3)	-	(1.3)
Income taxes	48.2	53.7	101.9
EBITDA before charges/gains (c)	$488.5	$410.0	$898.5

*** Depreciation excludes accelerated depreciation expense of $2.2 million for the twenty-six weeks ended July 1, 2023, and $0.1 million for the six months ended December 31, 2022. Accelerated depreciation is included in restructuring and other charges/gains.

NM - Not Meaningful
(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended July 1, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $22.2 million ($16.9 million after tax or $0.13 per diluted share) of restructuring charges, $6.0 million ($4.6 million after tax or $0.04 per diluted share) of other charges/gains, $16.4 million ($12.6 million after tax or $0.10 per diluted share) of expenses directly related to our ASSA transaction and $0.6 million ($0.5 million after tax) related to the compensation agreement with the former owner of Solar.

For the twenty-six weeks ended July 1, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $25.2 million ($19.2 million after tax or $0.15 per diluted share) of restructuring charges, $6.2 million ($4.6 million after tax or $0.04 per diluted share) of other charges/gains, $17.4 million ($13.4 million after tax or $0.10 per diluted share) of expenses directly related to our ASSA transaction and $1.3 million ($1.0 million after tax or $0.01 per diluted share) related to the compensation agreement with the former owner of Solar.

For the three months ended June 30, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $1.0 million ($0.7 million after tax or $0.01 per diluted share) of restructuring charges, $0.2 million of other charges/gains and $0.6 million ($0.5 million after tax) related to the compensation agreement with the former owner of Solar.

For the six months ended June 30, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $1.6 million ($1.2 million after tax or $0.01 per diluted share) of restructuring charges, ($4.6) million (($4.8) million after tax or ($0.03) per diluted share) of other charges/gains and $1.0 million ($0.8 million after tax or $0.01 per diluted share) related to the compensation agreement with the former owner of Solar.

	Thirteen Weeks Ended	Three Months Ended		Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022	% Change	July 1, 2023	June 30, 2022	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.80	$1.10	(27)	$1.47	$2.03	(28)

Restructuring charges	0.13	0.01	100	0.15	0.01	100
Other charges/(gains)	0.04	-	NM	0.03	(0.04)	(175)
ASSA transaction expenses (d)	0.10	-	NM	0.10	-	NM
Solar compensation (e)	-	-	-	0.01	0.01	-
			-
Diluted EPS from continuing operations before charges/gains (b)	$1.07	$1.11	(4)	$1.76	$2.01	(12)

NM - Not Meaningful
(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Twenty-Six Weeks Ended	Six Months Ended
	July 1, 2023	June 30, 2022	% Change	July 1, 2023	June 30, 2022	% Change
Net sales (GAAP)
Water	$617.1	$650.0	(5)	$1,211.3	$1,293.6	(6)
Outdoors	375.6	437.2	(14)	665.5	780.8	(15)
Security	171.0	168.2	2	326.9	321.2	2
Total net sales	$1,163.7	$1,255.4	(7)	$2,203.7	$2,395.6	(8)

Operating income (loss)
Water	$142.1	$160.7	(12)	$270.5	$310.0	(13)
Outdoors	61.2	67.4	(9)	74.2	107.2	(31)
Security	(0.4)	25.1	(102)	20.8	45.5	(54)
Corporate expenses	(50.3)	(33.7)	49	(81.1)	(63.4)	28

Total operating income (GAAP)	$152.6	$219.5	(30)	$284.4	$399.3	(29)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$152.6	$219.5	(30)	$284.4	$399.3	(29)
Restructuring charges (1)	22.2	1.0	100	25.2	1.6	100
Other charges/(gains) (2)	6.0	0.2	2,900	6.2	(4.6)	(235)
ASSA transaction expenses (d)	16.4	-	NM	17.4	-	NM
Solar compensation (e)	0.6	0.6	-	1.3	1.0	30
			-			-
Operating income (loss) before charges/gains (a)	$197.8	$221.3	(11)	$334.5	$397.3	(16)

Water	$143.2	$161.6	(11)	$271.9	$311.7	(13)
Outdoors	61.6	68.1	(10)	76.8	103.3	(26)
Security	26.6	25.1	6	48.5	45.5	7
Corporate expenses	(33.6)	(33.5)	-	(62.7)	(63.2)	(1)

Total operating income before charges/gains (a)	$197.8	221.3	(11)	334.5	397.3	(16)

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $22.2 million and $25.2 million for the thirteen weeks ended and twenty-six weeks ended July 1, 2023, respectively, and $1.0 million and $1.6 million for the three and six months ended June 30, 2022, respectively.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks and twenty-six weeks ended July 1, 2023 total other charges were $6.0 million and $6.2 million, respectively. For the three and six months ended June 30, 2022, total charges were $0.2 million and total other income of ($4.6) million, respectively.

NM - Not Meaningful
(a) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING MARGIN
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	July 1, 2023	June 30, 2022	Change

WATER
Operating margin	23.0%	24.7%	(170) bps
Restructuring charges	0.2%	0.2%
Before charges/gains operating margin	23.2%	24.9%	(170) bps

OUTDOORS
Operating margin	16.3%	15.4%	90 bps
Restructuring charges	0.4%	0.1%
Other charges/(gains)
Cost of products sold	(0.5%)	-
Solar compensation (e)	0.2%	0.1%
Before charges/gains operating margin	16.4%	15.6%	80 bps

SECURITY
Operating margin	(0.2%)	14.9%	(1510) bps
Restructuring charges	11.5%	-
Other charges/(gains)
Cost of products sold	4.3%	-
Before charges/gains operating margin	15.6%	14.9%	70 bps

TOTAL COMPANY
Operating margin	13.1%	17.5%	(440) bps
Restructuring charges	1.9%	0.1%
Other charges/(gains)
Cost of products sold	0.5%	-
ASSA transaction expenses (d)	1.4%	-
Solar compensation (e)	0.1%	-
Before charges/gains operating margin	17.0%	17.6%	(60) bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN GAAP NET SALES TO PERCENTAGE CHANGE IN NET SALES EXCLUDING THE IMPACT OF AN ACQUISITION AND FOREIGN EXCHANGE
(Unaudited)

Thirteen Weeks Ended July 1, 2023
% Change

WATER
Percentage change in net sales (GAAP)	(5%)
Impact of Aqualisa Acquisition	(2%)
Impact of FX	1%
Percentage change in net sales excluding impact of an acquisition and FX	(6%)

Net sales excluding the impact of an acquisition and the impact of FX on net sales is net sales derived in accordance with GAAP excluding impact of an acquisition and the effect of foreign currency on net sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $16.4 million and $17.4 million for the thirteen weeks and twenty-six weeks ended July 1, 2023, respectively, for banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) In Outdoors, other charges include charges for a compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $0.6 million and $1.3 million for the thirteen weeks and twenty-six weeks ended July 1, 2023, respectively. For the three months and six months ended June 30, 2022, other charges for a compensation agreement with the former owner of classified in selling, general and administrative expenses of $0.6 million and $1.0 million, respectively.

Additional Information:

In January 2023, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to a 52-or 53-week fiscal year ending on the Saturday closest but not subsequent to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2023. This change was made in order to align the Company’s fiscal year with that of its operating businesses and to align the Company’s reporting calendar with how the Company evaluates its businesses. There was no material impact to any of our previously disclosed financial information.

In February 2023, we publicly announced an internal reorganization to separate our Outdoors & Security segment under separate leadership to drive innovation, accelerate product development, and enhance investments and business processes. In conjunction with the reorganization, we changed how our chief operating decision maker evaluates and allocates the resources for the combined business. Separate reporting for the new Outdoors and Security segments began in the first quarter of 2023 and historical financial segment information has been restated to conform to the new segment presentation.

In the first quarter of 2022, our Plumbing segment was renamed Water Innovations in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo, a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors segment. Its complementary product offerings support the segment’s outdoor living strategy.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022, was $156.0 million.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. ("MasterBrand") (the "Spin-off"), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company's name changed from "Fortune Brands Home & Security, Inc." to "Fortune Brands Innovations, Inc." and its stock ticker changed from "FBHS" to "FBIN" each of which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented.

For certain forward-looking non-GAAP measures (as used in this press release, EPS before charges/gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from our diluted EPS before charges/gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Contacts

INVESTOR AND MEDIA CONTACT:
Leigh Avsec
847-484-4211
Investor.Questions@fbhs.com